                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                           FILED BY THE REGISTRANT [X]

                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ROSELAND OIL AND GAS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

                              [X] NO FEE REQUIRED.

  [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

(1) Title of each class of securities to which transaction applies:
    N/A
(2) Aggregate number of securities to which transaction applies:
    N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
(4) Proposed maximum aggregate value of transaction:
                                      N/A
(5) Total fee paid:
                                      N/A
   [ ] Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1) Amount Previously Paid:                               N/A
   (2) Form, Schedule or Registration Statement No.:         N/A
   (3) Filing Party:                                         N/A
   (4) Date Filed:                                           N/A

                           ROSELAND OIL AND GAS, INC.
                        1720 Northwest Highway, Suite 320
                              Garland, Texas 75041
                                  972/681-8047

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     The Annual Meeting of Shareholders of Roseland Oil and Gas, Inc. (the "Company") will be held August 16, 1999 at 10 a.m., at the Diversified Dynamics Training Center, 1681 94th Ln. N.E., Minneapolis, Minnesota. At the meeting, shareholders will be asked to vote on the following proposals:

     Proposal 1 - To elect four directors, each with a term of one year.

     Proposal 2 - To ratify the selection of Weaver & Tidwell LLP as the Company's independent auditors for the fiscal year ending June 30, 1999; and

     Proposal 3 - To change the state of incorporation of the Company from Oklahoma to Texas (the "Reincorporation") and to approve a related Agreement and Plan of Merger pursuant to which the Company will be merged into a wholly-owned Texas subsidiary, Cubic Energy, Inc. ("Cubic").

     Shareholders will also transact any other business that may properly come before the meeting.

    The close of business on July 30, 1999 has been fixed by the Board of Directors as the record date for the Annual Meeting. Only shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof, notwithstanding transfer of any stock on the books of the Company after such record date. The stock transfer books will not be closed.

    A Proxy Statement, form of Proxy, and copy of the Annual Report on the Company's operations during the fiscal year ended June 30, 1998, accompany this notice.

    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. THE FORM OF PROXY IS ENCLOSED IN THE MAILING ENVELOPE IN WHICH THIS PROXY STATEMENT IS CONTAINED. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

    AS A ROSELAND SHAREHOLDER, YOU HAVE DISSENTERS' RIGHTS OF APPRAISAL IN CONNECTION WITH THE PROPOSED REINCORPORATION MERGER, AS SET FORTH IN APPENDIX 1 TO THIS PROXY STATEMENT. YOU MUST FOLLOW THE PROCEDURES SET FORTH IN APPENDIX 1 TO EXERCISE YOUR APPRAISAL RIGHTS IN CONNECTION WITH THE REINCORPORATION PROPOSAL OR YOU WILL LOSE THESE RIGHTS.

                                       By Order of the Board of Directors

                                       /s/ Jon S. Ross

                                       Jon S. Ross
                                       Secretary

Dallas, Texas
July 16, 1999

                           ROSELAND OIL AND GAS, INC.
                        1720 Northwest Highway, Suite 320
                              Garland, Texas 75041

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                             FRIDAY, AUGUST 16, 1999
                                   10:00 A.M.

                      DIVERSIFIED DYNAMICS TRAINING CENTER
                               1681 94TH LN. N.E.
                             MINNEAPOLIS, MINNESOTA

     The accompanying proxy is being solicited on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of Shareholders, the time and place of which are noted above. At the meeting, shareholders will be asked to vote on three proposals, which are listed in the accompanying Notice of Annual Meeting of Shareholders and described in more detail below. Shareholders will also consider any other proposals or business that may properly come before the meeting, although the Board of Directors knows of no other proposals or business to be presented.

     The following proposals will be submitted to a vote of the Shareholders at the Meeting:

     Proposal 1 - To elect four directors, each with a term of one year.

     Proposal 2 - To ratify the selection of Weaver & Tidwell LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

     Proposal 3 - To approve the reincorporation of the Company as a Texas corporation and a related Agreement and Plan of Merger pursuant to which the Company will be merged into a wholly-owned Texas subsidiary, Cubic Energy, Inc. ("Cubic").

     By submitting your proxy (by executing and returning the paper proxy card), you authorize Calvin A. Wallen III and Jon S. Ross to represent you and vote your shares at the meeting in accordance with your instructions. Those persons may also vote your shares to adjourn the meeting from time to time and will be authorized to vote your shares at any adjournments or postponements of the meeting.

     If you attend the meeting, you may vote in person, regardless of whether you have submitted a proxy. In addition, you may revoke your proxy at any time before its exercise at the meeting by delivering a written notice of revocation to the Company's Secretary or by submitting a later-dated proxy.

     IT IS IMPORTANT THAT PROXIES BE SUBMITTED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SUBMIT YOUR PROXY, IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

     This Proxy Statement and the accompanying materials are being mailed to shareholders on or about August 1, 1999.

                                QUORUM AND VOTING

     RECORD DATE. The record date for the meeting is July 30, 1999. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting.

     VOTING STOCK. The only class of stock entitled to be voted at the meeting is our Common Stock, par value $.05 per share. At the close of business on the record date, there were [*] shares of Common Stock outstanding and entitled to be voted at the meeting, and the holders of those shares will be entitled to one vote per share.

     QUORUM. In order for any business to be conducted, holders of more than 50% of the shares entitled to vote must be represented at the meeting, either in person or by proxy.

     ADJOURNED MEETING. If a quorum is not present at the scheduled time of the meeting, the shareholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

     TABULATION OF VOTES. The votes will be tabulated and certified by the Company's transfer agent or authorized representative of the Company.

     VOTING BY STREET NAME HOLDERS. If you are the beneficial owner of shares held in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes").

     ABSTENTIONS AND BROKER NON-VOTES. If you ABSTAIN from voting on one or more proposals, your shares will nevertheless be included in the number of shares represented for purposes of determining whether a quorum is present. If you ABSTAIN from voting on Proposal 2 or 3 (Ratification of Auditors, and Reincorporation merger), your shares will also be included in the number of shares voting on the proposal, and consequently, your abstention will have the same practical effect as a vote AGAINST the proposal. Because directors are elected by a plurality of the votes (see "Proposal 1 - Election of Directors"), an abstention will have no effect on the outcome of the vote on Proposal 1 and, thus, is not offered as a voting option for that proposal.

     If your shares are treated as broker non-votes on one or more proposals, they will nevertheless be included in the number of shares represented for purposes of determining whether a quorum is present. Otherwise, however, those shares will be treated as shares not entitled to be voted on the proposal. Consequently, a broker non-vote with respect to Proposal 1 (Election of Directors) will have no effect on the outcome of the vote on that proposal. Because the approval of auditors and a reincorporation merger requires the affirmative vote of a majority of the shares outstanding (see Proposals 2 and 3), a broker non-vote with respect to Proposal 2 or 3 will have the same practical effect as a vote AGAINST that proposal.

     DEFAULT VOTING. If you submit a proxy but do not indicate any voting instructions, your shares will be voted as follows:

     - Proposal 1 (Election of Directors) -- FOR all nominees

     - Proposal 2 (Ratification of Auditors) -- FOR

     - Proposal 3 (Reincorporation Merger) -- FOR

         If any other business properly comes before the shareholders for a vote at the meeting, the shares will be voted in accordance with the discretion of the holders of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides information about the beneficial ownership of Common Stock (the only class of voting securities of the Company outstanding) by the persons known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock, by each of the Company's directors, each executive officer named in the Summary Compensation Table included in this proxy statement and all of the Company's directors and executive officers as a group. To the best of the Company's knowledge, each person holds sole investment and voting power over the shares shown, except as indicated. Unless otherwise indicated, (i) the number of shares and percentage of ownership of Common Stock for each of the shareholders set forth below assumes that shares of Common Stock that the shareholder may acquire within sixty days of the record date are outstanding, and (ii) the holder's address is 1720 Northwest Highway, Suite 320, Dallas, Texas 75041.

                                            NUMBER          APPROXIMATE
 NAME AND ADDRESS                          OF SHARES      PERCENT OF CLASS
------------------                         ---------      ----------------
Calvin Wallen III                          9,515,000 /1/             52.5%

Earthstock Resources, Inc.                 3,500,000                 19.3%

William G. Vandever                        1,137,433 /2/              6.2%
1724 East 15th St.
Tulsa, OK   74104

Margaret Vandever                            927,433                  5.0%
1724 East 15th St.
Tulsa, OK   74104

William and Ruth Bruggeman                 3,489,694 /3/             19.2%
20 Anemone Circle
North Oaks, MN   55127

Gene Howard                                  322,245 /4/              1.7%
2402 East 29th St.
Tulsa, OK   74114

Jon S. Ross                                        0                   *
All officers and directors
as a group (4 persons):                   14,464,372 /5/             79.3%

*Less than one percent.

/1/ Includes 3,500,000 shares held by Earthstock Resources, Inc., a company controlled by Mr. Wallen

/2/ Includes 927,433 shares presently held by Mr. Vandever's wife, Margaret, of which Mr. Vandever claims no beneficial ownership

/3/ Includes 500,000 shares held by Diversified Dynamics Corp., a company controlled by the Bruggemans, 60,000 shares owned by Consumer Products Corp. in which Mr. Bruggeman's wife Ruth is a joint owner and 2,500,000 shares held jointly by William Bruggeman & Ruth Bruggeman JTWROS

/4/ All 322,245 shares are held by Mr. Howard's wife, Belva, of which Mr. Howard claims no beneficial ownership

/5/ Includes 3,500,000 shares held by Earthstock Resources, Inc., a company controlled by Mr. Wallen, 927,433 shares owned by Mr. Vandever's wife, as to which Mr. Vandever disclaims beneficial ownership, and includes 322,245 shares held by Mr. Howard's wife, as to which Mr. Howard disclaims beneficial ownership, and 500,000 shares held by Diversified Dynamics Corp., a company controlled by the Bruggemans, 60,000 shares owned by Consumer Products Corp. in which Mr.

Bruggeman's wife Ruth is a joint owner and 2,500,000 shares held jointly by William Bruggeman & Ruth Bruggeman JTWROS

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     CURRENT NOMINEES. The term of the Company's directors will expire at the upcoming annual meeting. The Board of Directors has nominated Calvin A. Wallen, III, Gene Howard and Jon S. Ross for reelection as directors and has nominated William Bruggeman to be elected as a director. If they are reelected, they will continue to serve as directors with terms to expire at the next annual meeting of shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THESE FOUR NOMINEES.

     The following is biographical information about each of the nominees.

         CALVIN A. WALLEN III has served as the President and Chief Executive Officer of the Company since December 1997, and as Chairman of the Board of Directors since June 1998. Mr. Wallen has over 20 years of experience in the oil and gas industry working as a drilling and petroleum engineer. He was employed by Superior Oil and various other drilling contractors including Resource, Tom Brown and Rowan International. He assisted in the design and construction of several land rigs with advanced drilling systems and has domestic and international experience in drilling engineering. While employed by Rowan International, Mr. Wallen gained experience in drilling high angle directional wells at Prudhoe Bay on contract to Arco. In 1982 Mr. Wallen began acquiring and developing oil and gas properties, forming a production company that has evolved into Tauren Exploration, Inc. Mr. Wallen did his undergraduate studies at Texas A&M University in College Station, Texas.

         JON S. ROSS has served as a director of the Company since April 1998 and as Secretary since November 1998. Since 1989, Mr. Ross has been a practicing attorney in Dallas, Texas specializing in the representation of over fifty corporate entities within the past eight years. He has served on several community and not-for-profit committees and Boards and has been asked to speak to corporate and civic leaders on a variety of corporate law topics. Mr. Ross graduated from St. Mark's School of Texas with honors in 1982 and graduated from the University of Texas at Austin in 1986 with a B.B.A. in Accounting. He then graduated from the University of Texas School of Law in 1989 attaining a Juris Doctorate degree.

     GENE C. HOWARD is the Senior Partner of the law firm of Howard, Widdows, Bufogle and Vaughn, P.C. of Tulsa, Oklahoma and has been engaged primarily in the private practice of law over the past thirty-five years. Mr. Howard served in the Oklahoma State Senate from 1964 through 1982 and was President Pro Tem from 1975 through 1981. In addition, he served as the Chairman of the Board of Farmers and Exchange Bank from 1972 through 1991 and on the Board of Directors of Local Federal Bank of Oklahoma. Mr. Howard is a Director of the Oklahoma State Education and Employment Group Insurance Board and presently acts as Chairman. Mr. Howard served as Director of EntreCap and Hinderliter corporations from 1991 to August of 1992. He is also Chairman of the Board of Philadelphia Mortgage Trust ("PMT").

         WILLIAM BRUGGEMAN is the Chief Executive Officer and Chairman of the Board of Diversified Dynamics Corporation. Mr. Bruggeman is an engineer and entrepreneur. Among his accomplishments, he was responsible for the development of a high pressure pump that formed the basis for the building of Cat Pumps, a company established to manufacture and distribute the pump. In addition to Cat Pumps, Mr. Bruggeman also was instrumental in developing the "Paint Stick" and other home improvement products giving rise to a second company, HomeRight, which together with Cat Pump, are subsidiaries of Diversified Dynamics Corporation. Mr. Bruggeman served in the U.S. Navy as a pilot and later served in Korea. Upon return to the U.S., he held engineering and management positions with Scott Atwater, Minneapolis Moline and L & A Products. Mr. Bruggeman has extensive experience developing and growing start-up companies such as IDI, Spearhead Marketing, Cat Pumps, HomeRight, North American Diesel and VEG. Mr. Bruggeman graduated from the University of Minnesota.

     Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

     In accordance with the Company's Bylaws, directors are elected by a plurality of the votes of shares represented and entitled to vote at the meeting. That means the three nominees will be elected if they receive more affirmative votes than any other nominees.

     During fiscal 1998, the Board of Directors held six meetings and took one action by unanimous consent. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors. The Board does not currently contain any committees.

                                   PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Weaver & Tidwell LLP as the Company's independent auditors for the fiscal year ending June 30, 1999, and recommends that the shareholders ratify this selection. The Board of Directors has been advised that Weaver & Tidwell LLP has no relationship with the Company or its subsidiaries.

    While shareholder ratification is not required for selection of Weaver & Tidwell LLP because the Board of Directors has the responsibility for selection of the Company's independent auditors, the selection is being submitted for ratification at the Meeting with a view toward soliciting the shareholders' opinion thereon, which opinion will be taken into consideration in future deliberations.

     Representatives of Weaver & Tidwell LLP are expected to attend the Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

     Approval of the ratification of Weaver & Tidwell LLP as independent auditors for the fiscal year ending June 30, 1999 will require the affirmative vote of a majority of the shares represented and voting at the Meeting. Abstentions will not be treated as either a vote for or against the proposal, but will have the same effect as a vote against the proposal.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF WEAVER & TIDWELL, LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                   PROPOSAL 3

           REINCORPORATION OF THE COMPANY IN TEXAS AND RELATED MERGER

SUMMARY DESCRIPTION OF THE PROPOSAL

         The Board of Directors of the Company has approved a proposal to change the state of incorporation of the Company from Oklahoma to Texas, subject to approval by the shareholders (the "Reincorporation"). The proposal was adopted by a unanimous vote of the directors in attendance at the meeting at which it was formally considered. The reincorporation will be effected by merging the Company into a newly organized, wholly-owned Texas subsidiary that will be the surviving corporation (herein referred to as "Cubic"). Cubic currently has no operations but, after the Reincorporation, it will undertake the same business as is currently undertaken by the Company. The addresses of the principal executive offices of each of the Company and Cubic are 1720 Northwest Highway, Suite 320, Garland, Texas 75041, telephone number 972/681-8047.

         If the Merger Agreement is duly authorized and adopted by the requisite votes of shareholders and is not terminated or abandoned pursuant to the provisions the Merger Agreement, a Certificate of Merger shall be filed with the Secretary of State of Texas, and Articles of Merger shall be filed with the Secretary of the State of Oklahoma. The merger and Reincorporation shall be effective immediately upon these filings. If approved and if there are not substantial numbers of dissenting shareholders, the Company currently expects that the merger and Reincorporation will become effective on a date as soon as practicable after August 21, 1999 (upon the expiration of the 20 day waiting period for exercise of dissenter's rights following our mailing of this proxy statement to our shareholders).

         The Reincorporation will not result in any material change in the business, assets or financial position of the Company or in the persons who constitute the Board of Directors or management, with the exceptions of the change of the Company's name to Cubic and Mr. Vandever's absence from the board of directors of Cubic.

         Upon the effective date of the merger (the "Effective Date"),

         (i) the legal existence of the Company as a separate corporation will cease,

         (ii) Cubic, as the surviving corporation, will succeed to the assets and assume the liabilities of the Company, and

         (iii) each outstanding share of the Company's Common Stock will automatically be converted into one share of Common Stock, $.05 par value, of Cubic, except for those shares with respect to which the holders thereof duly exercise their dissenters' rights under Oklahoma law. See "Rights of Dissenting Shareholders" below and Appendix 1.

         The terms of the Reincorporation are more particularly described in the Agreement and Plan of Merger (the "Plan of Merger") attached to this Proxy Statement as Appendix 3 and the following summary and all other references to the Reincorporation are qualified by and subject to the more complete information set forth therein. In summary, the Plan of Merger provides:

         - for the conversion of each outstanding share of the Common Stock of the Company into one share of the Common Stock of Cubic,
         - for the conversion of all warrants and rights to acquire shares of Common Stock of the Company into a like number of warrants and rights to acquire shares of Common Stock of Cubic,
         - for the substitution of the charter and bylaws of Cubic for those of the Company (with certain differences conforming the charter and bylaws to Texas law as described herein); and
         - for Cubic to have the same number of shares of authorized capital stock as the Company shall have on the effective date of the Reincorporation.

         Following the Effective Date, certificates representing shares of the Company's Common Stock will be deemed to represent an equal number of shares of Cubic Common Stock. IT WILL NOT BE NECESSARY FOR THE HOLDERS OF THE COMPANY'S COMMON STOCK TO SURRENDER THEIR CERTIFICATES FOR NEW CERTIFICATES REPRESENTING CUBIC COMMON STOCK. However, if shareholders desire to obtain new certificates, letters of transmittal will be available from the Company upon request and new certificates may be obtained at the expense of the shareholder upon surrender of the old certificates. The Common Stock of the Company will continue to be traded on the Over the Counter Market, and the Company's market makers will consider the existing stock certificates as constituting "good delivery" in transactions subsequent to the Reincorporation.

         The Reincorporation will become effective upon the filing of the requisite merger documents in Oklahoma and Texas, which filings are expected to be made as soon as practicable following shareholder approval and expiration of the periods during which shareholders may exercise dissenters' rights. Pursuant to the terms of the Plan of Merger, the merger may be abandoned by the Board of Directors of the Company and Cubic any time prior to the Effective Date (whether before or after shareholder approval). In addition, the Board of Directors of the Company may amend the Plan of Merger at any time prior to the Effective Date, provided that any amendment made subsequent to shareholder approval may not alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of the Company, alter or change any term of the Articles of Incorporation of Cubic or alter or change any of the terms and conditions of the Plan of Merger if such alteration or change would adversely affect the holders of the Company's Common Stock.

         After the Effective Date, the Articles of Incorporation of Cubic, the form of which is attached to this Proxy Statement as Appendix 2 (the "Articles of Incorporation"), and Bylaws of Cubic will govern the surviving corporation. Certain changes in the rights of the shareholders of the Company will result under Texas law and the new Articles of Incorporation and Bylaws. See "Certain Changes in the Rights of Shareholders."

         In considering the Reincorporation, shareholders should give attention to the matters set forth under the caption "Certain Considerations
- Comparison of Oklahoma to Texas Laws" and "Dissenter's Rights" included as Appendix 1 of this Proxy Statement.

BACKGROUND OF THE NAME CUBIC.

         The name "Cubic" represents the Company's focus on the integration of earth sciences, engineering, and financial management in oil and gas exploration and development. In scientific terms, "cubic" is one of the seven crystal systems and the one with the highest number of symmetry elements present. The cubic form is characterized by four triad axes of symmetry, and requires three crystallographic axes of equal lengths intersecting at right angles. When analyzing and technically pursuing the scientific aspects of oil and gas exploration, the basic interpretation is in that of a three dimensional format that identifies a subsurface anomaly that may be the trapping mechanism for hydrocarbons. This has caused the evolution of seismic, for instance, to produce data sophisticated enough to render a three dimensional representation of such structures or trapping mechanisms to more effectively develop reservoirs. So with the understanding then that all technical pursuits for the oil and gas industry evolve around three dimensional analysis, the Company seeks to implement its philosophy with the name Cubic that represents the integration of earth sciences, engineering, and financial management in oil and gas exploration and development.

     In addition, the prior name "Roseland" was derived from the location of the Company's former offices in Tyler, Texas in the 1970's and no longer reflects the Company's business or vision. The Board believes that changing the Company's name to Cubic Energy, Inc. will enhance the Company's business and prospects.

SECURITIES ACT CONSEQUENCES

         After the Reincorporation, Cubic will continue to be a publicly held company, its Common Stock is expected to continue to be quoted on the Over the Counter Market, and Cubic will continue to have the same periodic reporting obligations and make the same information available to its shareholders as the Company has in the past. The shares of Cubic to be issued in exchange for shares of the Company are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption with respect to a merger which has as its sole purpose a change in the domicile of the corporation. Shareholders whose stock in the Company is freely tradable before the Reincorporation will continue to own freely tradable shares of Cubic. Shareholders holding restricted securities of Cubic will continue to be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. For purposes of computing compliance with the holding period of Rule 144 under the Securities Act, the shareholders will be deemed to have acquired their shares in Cubic on the date they originally acquired their shares in the Company as determined in accordance with Rule 144. In summary, Cubic and its shareholders will be in the same respective position under the federal securities laws after the Reincorporation as were the Company and its shareholders prior to the Reincorporation.

FEDERAL INCOME TAX CONSEQUENCES

         The Company believes that for federal income tax purposes no gain or loss will be recognized by the Company, Cubic or the shareholders of the Company who receive Cubic Common Stock for their Company Common Stock in connection with the Reincorporation. The adjusted tax basis of Cubic Common Stock received by a shareholder of the Company as a result of the Reincorporation will be the same as the adjusted tax basis of the Company Common Stock converted into such Cubic Common Stock. Shareholders who hold Company Common Stock will include in their holding period for the Cubic Common Stock which they receives as a result of the Reincorporation their holding period for the Company Common Stock converted into such Cubic Common Stock.

         The receipt of cash, pursuant to the exercise of dissenters' rights, as the fair value for shares of the Company's Common Stock will be a taxable transaction for federal income tax purposes to shareholders receiving such cash. A dissenting shareholder who owns no shares of Cubic Common Stock after the consummation of the Reincorporation (either directly or constructively pursuant to certain rules of constructive ownership under the Internal Revenue Code) will recognize gain or loss measured by the difference between the cash so received and such shareholder's adjusted tax basis in the shares of the Company's Common Stock exchanged therefor. Such gain or loss will be treated as a capital gain or loss if the shares of the Company's Common Stock are capital assets in the hands of such shareholder, and will be long-term capital gain or loss if such shareholder has held such shares for more than one year.

         STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES TO SHAREHOLDERS MAY VARY FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE, AND SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CONSEQUENCES TO THEM OF THE REINCORPORATION UNDER ALL APPLICABLE TAX LAWS.

VOTE REQUIRED FOR REINCORPORATION

         Approval of the Reincorporation, including the Plan of Merger, will require the affirmative vote of the holders of at least a majority of the issued and outstanding shares of the Company's Common Stock. Therefore, abstentions and broker non-votes effectively count as votes against the proposal.

         THE BOARD OF DIRECTORS BELIEVES THAT THE REINCORPORATION AND THE MERGER ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS RECOMMENDED A VOTE FOR THEIR APPROVAL.

EFFECT ON CURRENT MARKET VALUE OF COMPANY'S COMMON STOCK

         The Company does not know of any reason why implementation of the Reincorporation and the conversion of shares of Common Stock of the Company into shares of Cubic Common Stock would cause the market value of the Common Stock of Cubic following the Reincorporation to be different from the present market value of the outstanding shares of the Common Stock of the Company.

CHANGE OF TRADING SYMBOL OF COMMON STOCK

         The trading symbol of the ROGI Common Stock was "RGAS" until January 1999, when the Company changed its trading symbol to "QBIC" to reflect the proposed Reincorporation or name change of the Company. "QBIC" will remain the trading symbol for the Cubic Common Stock upon effectiveness of the Reincorporation. The Company believes that this trading symbol more accurately reflects the Company's name after the Reincorporation or the name change.

PRINCIPAL REASONS FOR AND EFFECTS OF THE REINCORPORATION

         Since December 1997, the Company's headquarters and most of its operations, management and employees have been located in Texas following the acquisition of a majority of the Company's stock by Calvin A. Wallen III and his affiliates. In addition, management of the Company has had greater experience in operating Texas corporations and believes that this familiarity with the Texas corporation form will be advantageous to the Company in the operations and management of the Company. The Company also believes that the State of Texas has become a leader in adopting, construing and implementing comprehensive, flexible corporation laws which are conducive to the operational needs and independence of corporations domiciled in that state. The corporation law of Texas is believed by the Company and its counsel to be one of the more extensive and well-defined bodies of corporate law in the United States. Both the legislature and the courts in Texas have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. In addition, because the Company's executive offices are in Texas, the Company's status as an Oklahoma corporation doing business in Texas requires the Company to comply with reporting and tax obligations with two jurisdictions, while the Company will likely not be required to qualify to do business in Oklahoma if it reincorporates in Texas. The Company does not conduct any material operations in Oklahoma currently.

         In addition, the Company's primary counsel are located in Texas and licensed to practice in the State of Texas and not in the State of Oklahoma. The Company believes that the familiarity of the Texas Business Corporation Act to its counsel would be advantageous to the Company.

         For a discussion of certain differences in shareholder rights and the powers of management under Texas and Oklahoma law, see "Certain Changes in the Rights of Shareholders" below.

CERTAIN CHANGES IN THE RIGHTS OF SHAREHOLDERS

         After the Reincorporation, the shareholders of the Company, an Oklahoma corporation, will become shareholders of Cubic, a Texas corporation. Some of the differences between the Oklahoma and Texas corporation laws, as well as differences between the charter and bylaws of the Company and of Cubic are set forth below. This description of differences is a summary only and does not purport to be a complete description of all differences.

         BUSINESS COMBINATIONS STATUTES. As an Oklahoma corporation, the Company could under certain circumstances be subject to the provisions of
Section 18-1090.3 of the Oklahoma General Corporation Act (the "Oklahoma Business Combinations Statute"), which regulates certain business combinations between a corporation and an "interested shareholder" of the corporation. The Company believes that the Company is not currently subject to the Oklahoma Business Combinations Statute because the Company has fewer than 1000 shareholders of record. However, the Company could become subject to the statute in the future. While the Reincorporation proposal is not being recommended in response to any specific effort of which the Company is aware to accumulate the Company's shares or to obtain control of the Company, the Board believes that the provisions of the Texas Business Corporation Act and, more specifically, the provisions of Article 13.03 of the Texas Business Corporation Act (the "Texas Business Combinations Statute"), will enhance the Board's ability to pursue the best interests of the Company and its shareholders in the event of a possible takeover attempt. The Board believes that the

Oklahoma Business Combinations Statute is more likely to have the result of discouraging a takeover attempt with the result that shareholders could fail to receive an acquisition premium in connection with a takeover.

         The Oklahoma Business Combinations Statute prohibits certain transactions between certain Oklahoma corporations and an "interested shareholder," which is broadly defined as a person (including the affiliates and associates of such person) that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of an Oklahoma corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate market value of 10% or more of either the consolidated assets of a company or the aggregate market value of the company's outstanding stock, and certain transactions that would increase the interested shareholder's proportionate share of ownership in a company or grant the interested shareholder disproportionate financial benefits) between an interested shareholder and a company for a period of three years after the date the interested shareholder acquired its stock, unless (i) the business combination or the transaction in which the shareholder became an interested shareholder is approved by such company's board of directors prior to the date the interested shareholder becomes an interested shareholder, (ii) the interested shareholder acquired at least 85% of the voting stock of such company in the transaction in which it became an interested shareholder, or (iii) the business combination is approved by a majority of the board of directors AND the affirmative vote of two-thirds of the votes entitled to be cast by disinterested shareholders at an annual or special meeting, and not by written consent.

         The Texas Business Combinations Statute ("TBCS") differs from the Oklahoma Business Combinations Statute ("OBCS") in one important area. The TBCS restricts the same type of transactions between an affiliated shareholder and a Texas corporation that the OBCS restricts between an interested shareholder and an Oklahoma corporation, for the same period of restriction. However, under the TBCS, either the board of directors OR a two-thirds vote of disinterested shareholders at a meeting can exempt transactions from the prohibited transactions definition. The board of directors of a Texas corporation can thus preempt the application of the TBCS. The Company believes that the TBCS is thus preferable to the OBCS for two reasons. In Texas, a block of minority disinterested shareholders can not block a transaction deemed in the best interests of the corporation by the board of directors and a majority of the disinterested shareholders. Second, the additional obstacles in the OBCS may deter legitimate business opportunities for the Company.

         If the Reincorporation is consummated, the Texas Business Corporation Act and the TBCS will apply to Cubic. The application of either the OBCS or TBCS could make more difficult or discourage a tender offer for the Common Stock or the completion of a "second step" merger by a holder of a substantial block of the Common Stock, irrespective of whether such action might be perceived by shareholders holding a majority of the Common Stock to be beneficial to Roseland or Cubic and its shareholders. The application of the OBCS or the TBCS could adversely affect the ability of shareholders to benefit from certain transactions which are opposed by the Board of Directors or by shareholders owning a minority of the Common Stock, even if the price offered in such transactions represents a premium over the then-current market price of the Common Stock. To the extent that the Board of Directors' disapproval of a proposed transaction discourages establishment of a controlling stock interest, the position of the Board of Directors and current management may be strengthened, thereby assisting those persons in retaining their positions.

         The Board of Directors believes on balance that no longer being subject to the provisions of the OBCS will be in the best interests of the Company and its shareholders. The Board of Directors believes that it is in a better position than the individual shareholders of the Cubic to negotiate effectively for an adequate price for all the shareholders, since the Board of Directors is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of Cubic.

         The Board of Directors has carefully considered the potential adverse effects of being subject to the Texas Business Combination Statute described above and has concluded that the adverse effects are substantially outweighed by the increased protection which the statute will afford the Company and its shareholders.

         RIGHT OF SHAREHOLDERS TO VOTE ON CERTAIN MERGERS. Under Texas law, shareholders have the right to vote on all mergers to which the corporation is a party (except for mergers between parent or subsidiary entities with 90% or greater ownership, for which a shareholder vote is also not required under Oklahoma law). In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such transactions. Unless the articles of incorporation provide otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by Texas law to approve a merger, while under Oklahoma law approval by the holders of a majority of all outstanding shares is required to approve a merger, unless the certificate of incorporation provides otherwise.

         The Company's current Certificate of Incorporation does not alter Oklahoma's statutory rules described above; however, Cubic's Articles of Incorporation provide that the holders of a majority of the outstanding shares of Cubic's common stock may approve mergers.

         SALES, LEASES, EXCHANGES, OTHER DISPOSITIONS OR DISSOLUTION. The sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, of the property and assets of a Texas corporation, if not made in the usual and regular course of its business, or the dissolution of the company requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation. Under Texas law, the transfer of substantially all of a corporation's assets to wholly-owned subsidiaries in such a manner that the corporation continues to indirectly engage in its business is deemed to be in the usual and regular course of its business. The Cubic Articles of Incorporation provide that the holders of a majority of the outstanding shares of Cubic's common stock may approve such transactions described above.

         An Oklahoma corporation may sell, lease or exchange all or substantially all of its property and assets or dissolve when and as authorized by a majority of the outstanding stock of the corporation entitled to vote thereon, unless the certificate of incorporation provides to the contrary. The Company's Certificate of Incorporation does not so provide.

         APPRAISAL RIGHTS. Except for the limited classes of mergers, consolidations, sales and asset dispositions for which no shareholder approval is required under Texas law, shareholders of Texas corporations have appraisal rights in the event of a merger, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of the corporation. Notwithstanding the foregoing, a shareholder of a Texas corporation has no appraisal rights with respect to any plan of merger in which there is a single surviving or new domestic or foreign corporation, or with respect to any plan of exchange, if (1) the shares held by the shareholder are part of a class of shares of which are listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or are held of record by not less than 2,000 holders, on the record date for the plan of merger or the plan of exchange, and (2) the shareholder is not required by the terms of the plan of merger or exchange to accept for his shares any consideration other than (a) shares of a corporation that, immediately after the merger or exchange, will be part of a class or series of shares which are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, or (ii) held of record by not less than 2,000 holders, and (b) cash in lieu of fractional shares otherwise entitled to be received. The appraisal rights of a shareholder of an Oklahoma corporation, including the appraisal rights of Roseland shareholders resulting from the proposed Reincorporation merger with Cubic, are summarized under "Rights of Dissenting Shareholders" below and are included as Appendix 1 attached to this Proxy Statement.

         SHAREHOLDER CONSENT TO ACTION WITHOUT A MEETING. Under Texas law, any action that may be taken at a meeting of the shareholders may be taken without a meeting if written consent thereto is signed by all the holders of shares entitled to vote thereon. The Texas Business Corporation Act also provides that the Articles of Incorporation of a Texas corporation may provide that action by written consent in lieu of a meeting may be taken by the holders of at least that number of shares which would be required to take the action which is the subject of the consent at a meeting at which the holders of the shares entitled to vote thereon were present and voted. The Cubic Articles of Incorporation provide for the use of written consents of holders of the required percent of shares necessary to effect the action in lieu of a meeting with respect to any action subject to shareholder approval. As a result, the taking of any such action without a meeting may be accomplished by Cubic without a unanimous written consent of all of the Company's shareholders entitled to vote thereon, provided that the written consent of holders of the required percent were obtained.

         Under Oklahoma law, there are two provisions for written consents of shareholders without meetings, which in certain circumstances may require unanimous consent of shareholders to take actions without meetings. The general rule for an Oklahoma corporation (except as provided below for certain public corporations or as provided in a corporation's certificate of incorporation) is that any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

         However, for certain public corporations (which have a class of voting stock listed or traded on a national securities exchange of registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and which has 1,000 or more shareholders of record), unless otherwise provided for in the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken, shall be signed by the holders of all outstanding stock entitled to vote thereon.

         An amendment to ROGI's Certificate of Incorporation adopted in December 1991 contains a provision purporting to require unanimous consent for a written consent by Roseland's shareholders and refers to Roseland as a company with a class of stock listed on a national securities exchange and held by more than 10,000 shareholders. Because Roseland has never had a class of stock listed on a national securities exchange nor a class of stock held by more than 10,000 shareholders, the Board of Directors and management of Roseland believe that this provision is not effective. In addition, Roseland does not currently have 1,000 shareholders of record and Section 1073 is also not applicable. Therefore, the shareholders of Roseland may take action by written consent if shareholders holding at least the minimum number of shares to take the action sign a written consent. However, under Oklahoma law, in the event Roseland were to have more than 1,000 shareholders of record, unanimous consent would be required unless the certificate of incorporation is amended to remove this requirement.

         PROCEDURES FOR FILLING VACANT DIRECTORSHIPS. Under Texas law, any vacancy occurring in the board of directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors, although less than a quorum. A directorship to be filled by reason of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         Under Oklahoma law, unless otherwise provided in the certificate of incorporation or bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, as constituted immediately prior to any such increase, the district court, upon application of any shareholder or shareholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Shareholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that if the consent is less than unanimous, the action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.

         RIGHT TO CALL MEETINGS. Under Texas law, the president, board of directors, or holders of not less than 10% of all of the shares entitled to vote have the right to call a special shareholders' meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event may the articles of incorporation provide for a number of shares greater than 50% that would be required to call a special meeting. Cubic's Articles of Incorporation do not alter the statutory rule described herein.

         Oklahoma law provides that special meetings may be called by the board of directors or the persons authorized by the corporation's certificate of incorporation or bylaws. The Certificate of Incorporation and by-laws of the Company provide for the call for a special shareholders meeting by a majority of the Board of Directors, the Chairman of the Board of Directors, the President, or a majority of the outstanding shares.

         CHARTER AMENDMENTS. Under Texas law, an amendment to the articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different amount, not less than a majority, is specified in the articles of incorporation. The Articles of Incorporation of Cubic provide that a majority of the outstanding shares of the corporation may act with respect to the approval of an amendment to its Articles of Incorporation.

         Oklahoma law provides that amendments to the certificate of incorporation must be approved by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number. The Certificate of Incorporation of ROGI does not provide for any such greater number.

         BYLAW AMENDMENTS. Under Texas law, the Board of Directors may amend, repeal or adopt a corporation's bylaws unless the articles of incorporation reserve this power exclusively to the shareholders, or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board of Directors may not amend or repeal that bylaw. Cubic's articles of incorporation do not restrict the ability of the Board of Directors to amend, repeal or adopt bylaws, and Cubic's shareholders have not to date amended, repealed or adopted a particular bylaw restricting the ability of the Board of Directors to amend or repeal such bylaw.

         Similarly, under Oklahoma law, the right to amend, repeal or adopt the bylaws is permitted to the shareholders of the corporation and the corporation's Board of Directors, if the corporation's certificate of incorporation so provides. The Company's Certificate of Incorporation provides that its bylaws may be amended, repealed or adopted by the Board of Directors. Under Oklahoma law, the power to amend, repeal or adopt the bylaws so conferred upon the board of directors will not divest its shareholders of the power, or limit their power, to amend, repeal or adopt such bylaws.

         CLASS VOTING. Under Texas law, class voting is required in connection with certain amendments of a corporation's articles of incorporation, a merger or consolidation requiring shareholder approval if the plan of merger or consolidation contains any provision which, if contained in a proposed amendment to a corporation's articles of incorporation, would require class voting or certain sales of all or substantially all of the assets of a corporation.

         Under Oklahoma law, class voting is not required in connection with such matters, except in the case of an amendment of a corporation's certificate of incorporation which adversely affects a class of shares.

         REMOVAL OF DIRECTORS. A Texas corporation may provide for the removal of a director with or without cause in its Articles of Incorporation or bylaws. Cubic's Bylaws provide for such removal by Cubic's shareholders. The Company's bylaws currently provide that directors may be removed, with or without cause, by the vote of a majority of the shares entitled to vote thereon.

         Under Oklahoma law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except, in the case of a corporation whose board is classified, shareholders may effect such removal only for cause, unless the certificate of incorporation otherwise provides. Prior to November 1998, Roseland had a classified board of directors pursuant to its bylaws, which were amended in November 1998 to remove the provisions regarding a classified board of directors. Cubic's bylaws do not currently provide for a classified board of directors.

         DISTRIBUTIONS AND DIVIDENDS. Under Texas law, a distribution is defined as a transfer of money or other property (except a corporation's shares or rights to acquire its shares), or an issuance of indebtedness, by a corporation to its shareholders in the form of (i) a dividend on any class or series of the corporation's outstanding shares; (ii) a purchase, redemption or other acquisition by the corporation, directly or indirectly, of its shares; or (iii) a payment in liquidation of all or a portion of its assets. Under Texas law, a corporation may make a distribution, subject to restrictions in its charter, if it does not render the corporation unable to pay its debts as they become due in the course of its business, and if it does not exceed the corporation's surplus. Surplus is defined under Texas law as the excess of net assets (essentially, the amount by which total assets exceed total debts) over stated capital (essentially, the aggregate par value of the issued shares having a par value plus consideration paid for shares without par value that have been issued), as such stated capital may be adjusted by the board. This limitation does not apply to distributions involving a purchase or redemption of shares to eliminate fractional shares, collect indebtedness, pay dissenting shareholders or redeem shares if net assets equal or exceed the proposed distribution.

         Under Oklahoma law, the board of directors, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock either out of its surplus, or in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared or the preceding fiscal year. If the capital of the corporation shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock having a preference upon the distribution of assets, the directors shall not declare and pay out of the net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock having a preference upon the distribution of assets shall have been repaired. Subject to any restrictions contained in its certificate of incorporation, the directors of any corporation engaged in the exploitation of wasting assets including, but not limited to, a corporation engaged in the exploitation of natural resources or other wasting assets, including patents, or engaged primarily in the liquidation of specific assets, may determine the net profits derived from the exploitation of wasting assets or the net proceeds derived from liquidation without taking into consideration the depletion of such assets resulting from lapse of time, consumption, liquidation, or exploitation.

         STOCK REDEMPTION AND REPURCHASE. As noted above, under Texas law, the purchase or redemption by a corporation of its shares constitutes a distribution. Accordingly, the discussion above relating to distributions is applicable to stock redemptions and repurchases. Under Oklahoma law, a corporation may repurchase or redeem its shares; provided, however, that a corporation may not repurchase or redeem its shares when the capital of the corporation is impaired or when the purchase or redemption would cause any impairment of the capital of the corporation, except in certain circumstances related to preferred stock.

         INDEMNIFICATION OF DIRECTORS AND OFFICERS. Texas and Oklahoma law have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. The following is a summary comparison of the indemnification provisions of Texas and Oklahoma law:

         SCOPE. Under Texas law, a corporation is permitted to provide indemnification or advancement of expenses, by articles of incorporation or bylaw provision, resolution of the shareholders or directors, agreement, or otherwise, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. However, if the person is found liable to the corporation, or if the person is found liable on the basis he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses and no indemnification will be available if the person is found liable for willful or intentional misconduct.

         Oklahoma law permits a corporation to indemnify the person against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful, but no indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, or in defense of any claim, issue, or matter therein, the person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by the person in connection therewith.

         The Articles of Incorporation and Bylaws of Cubic provide for mandatory indemnification of directors and officers to the fullest extent permitted by Texas law, unless the corporation determines that the person seeking indemnification did not meet the standards set forth above. The Articles of Incorporation of Cubic permit indemnification of other persons to the extent authorized from time to time by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided that the indemnitee undertakes to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified for such expenses. The Company's current Certificate of Incorporation provides for certain rights to indemnification on a permissive rather than mandatory basis, although the Oklahoma statute would require indemnification in the event the director is successful on the merits or otherwise. The Company is not a party to an indemnification agreement with any of its directors, while it is expected that Cubic will enter into such agreements with each of its directors and certain of its key employees.

         ADVANCEMENT OF EXPENSES. Under Texas law, expenses, including reasonable court costs and attorneys' fees, incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of such corporation may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding after the corporation receives (i) a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Texas law and (ii) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or if it is ultimately determined that indemnification for such expenses is prohibited under Texas law. The bylaws of Cubic provide for such reimbursement of expenses on a mandatory basis.

         Oklahoma law permits the advancement of expenses for such proceedings in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation. Expenses incurred by former directors or officers or other employees and agents may be paid upon the terms and conditions, if any, as the corporation deems appropriate. ROGI's Certificate and bylaws do not modify this statutory framework.

         PROCEDURE FOR INDEMNIFICATION. Texas law provides that a determination that indemnification is appropriate shall be made (i) by a majority vote of a quorum consisting of directors who, at the time of the vote, are not party to the proceeding, (ii) if such a quorum cannot be obtained, by a majority vote of a special committee of the board of directors consisting solely of two or more directors, who at the time of the vote, are not party to the proceeding, (iii) by a majority vote of special legal counsel or (iv) by vote of all shareholders, but excluding from the vote those shares held by directors who, at the time of the vote, are party to the proceeding.

         Oklahoma law provides that indemnification, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because the person has met the applicable standard of conduct. This determination shall be made, with respect to a person who is a director or officer at the time of the determination, (i) by a majority vote of the directors who are not parties to the action, suit, or proceeding, even though less than a quorum; (ii) by a committee of directors designated by a majority vote of directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the shareholders.

         INSURANCE. Texas and Oklahoma law both allow a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise against any liability asserted against such person and incurred by such person in such a capacity or arising out of his status as such a person, whether or not the corporation would otherwise have the power to indemnify him against that liability. Under Texas law, a corporation may also establish and maintain arrangements, other than insurance, to protect these individuals, including a trust fund or surety arrangement.

         PERSONS COVERED. Texas law expressly and separately addresses the indemnification of officers, employees and agents. The protections afforded to these persons under Texas law resemble those provided to directors. Oklahoma law is similar to Texas law in this regard.

         STANDARD OF CARE. The standard of care required under Texas and Oklahoma law is substantially the same. In general, directors are charged with the duty in their decision-making process and oversight responsibilities to act in good faith and in the best interests of the corporation.

         SHAREHOLDER REPORT. Texas law requires a written report to the shareholders upon indemnification or advancement of expense. Oklahoma law does not have a similar reporting requirement.

         SPECIFIC INSTANCES OF DIRECTOR LIABILITY. Texas law holds the directors of a corporation specifically liable for corporate distributions that are not permitted by statute, unless the directors acted in good faith and with ordinary care in determining that adequate provision existed to permissibly make a distribution. Oklahoma law contains an analog to this provision of Texas law.

         LIMITED LIABILITY OF DIRECTORS. Texas law permits a corporation to eliminate in its charter all monetary liability of a director to the corporation or its shareholders for acts or omissions in the performance of such director's duties. However, Texas law does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director to the corporation or involves intentional misconduct or a knowing violation of the law, (iii) engaging in a transaction from which the director obtains an improper benefit or (iv) violating applicable statutes which expressly provide for the liability of a director.

         Oklahoma law contains a similar provision.

         The Certificate of Incorporation of the Company and the Articles of Incorporation of Cubic both eliminate the monetary liability of a director to the fullest extent permitted by applicable law.

CUBIC'S ARTICLES OF INCORPORATION

         Set forth below is a description of certain provisions of the Cubic Articles of Incorporation. Such description is intended as a summary only and is qualified in its entirety by reference to the Cubic Articles of Incorporation, which is attached to this Proxy Statement as Appendix 2.

         The number of shares of authorized capital stock of Cubic will be the same as that of the Company on the Effective Date. Therefore, the number of shares of authorized Common Stock of Cubic shall be 50,000,000. The number of shares of authorized Preferred Stock of Cubic will remain 10,000,000. Each share of Common Stock of Cubic will have a par value of $.05, and each share of Cubic Preferred Stock will have a par value of $0.01.

         Holders of Cubic's Common Stock will be entitled to one vote per share on matters voted upon by the shareholders. The holders of Cubic's Common Stock will be entitled to receive dividends when and as declared by the Board of Directors, in its discretion, from funds legally available therefor.

         Like the Company's Common Stock, the Common Stock of Cubic will have no preemptive rights and no subscription, redemption, or conversion privileges. The Common Stock of Cubic will also have no cumulative voting rights, which means that holders of a majority of shares voting for the election of directors can elect all members of the Board of Directors. A majority vote of the shares present in person or represented by proxy is also generally sufficient for actions that require the vote or concurrence of shareholders, except as otherwise required by Texas law for certain extraordinary transactions. Upon consummation of the Reincorporation, all of the shares of Cubic Common Stock issued in exchange for the Company's Common Stock will be fully paid and nonassessable. Such shares will not be redeemable or subject to further calls or assessments.

         The Preferred Stock of Cubic, like that of the Company, will be issuable in series by action of the Board of Directors. The Board of Directors will be authorized to fix the designations, powers, preferences and other rights and the qualifications, limitations or restrictions thereof in substantially the same manner as currently provided with respect to Preferred Stock of the Company.

TRANSFER AGENT

         The transfer agent and registrar for the Common Stock of Cubic will be Securities Transfer Corporation, the Company's transfer agent. Their address is 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, and their telephone number is (972) 447-9890.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         With certain exceptions which are not applicable to the Reincorporation, Section 18-1091 of the Oklahoma General Corporation Act gives each shareholder of Roseland the right to object to the Merger and to demand payment of the fair value of such shareholder's shares, excluding any appreciation or depreciation in anticipation of the Merger. Inasmuch as the Reincorporation contemplates such a merger of Roseland, the rights under
Section 18-1091 will apply to the Reincorporation. However, because the Reincorporation is not intended to have any material effect upon Roseland's business or financial condition, Roseland and Cubic reserve the right to abandon the Reincorporation for any reason at any time before the merger becomes effective, and would expect to do so if the holders of a substantial number of shares of Roseland's Common Stock exercise such dissenter's rights.

         Cubic and Roseland, either before the effective date of the merger or within ten (10) days after the effective date, is required to notify each of the shareholders entitled to appraisal rights of the effective date of the merger and that appraisal rights are available for any or all of the shares of Roseland (as the constituent corporation). This Proxy Statement constitutes the required notice. Any shareholder entitled to appraisal rights (and who has not voted in favor of, or consented to, the merger) may, within twenty (20) days after the date of mailing of this Proxy Statement, demand in writing from Cubic the appraisal of the shares of the shareholder. Such demand will be sufficient if it reasonably informs Cubic of the identity of the shareholder and that the shareholder intends to demand the appraisal of the shares of the shareholder.

         PURSUANT TO THE OKLAHOMA ACT, YOU MUST CAUSE THE CORPORATION TO RECEIVE WRITTEN NOTICE, WITHIN 20 DAYS AFTER NOTICE OF THE PROPOSED TRANSACTIONS IS GIVEN TO YOU BY MEANS OF THIS PROXY STATEMENT OF YOUR INTENT TO DEMAND PAYMENT FOR YOUR SHARES IF THE PROPOSED ACTION IS TAKEN, AND YOU MAY NOT VOTE YOUR SHARES IN FAVOR OF THE PROPOSAL IF YOU INTEND TO SEEK AN APPRAISAL. FAILURE TO FOLLOW THIS PROCEDURE WILL RESULT IN THE FORFEITURE OF YOUR DISSENTERS' RIGHTS. A copy of Section 18-1091 of the Oklahoma Act is attached to this Proxy Statement as Appendix 1. This Proxy Statement constitutes the Company's written dissenters' notice to all shareholders who are entitled to demand payment for their shares. TO EXERCISE YOUR DISSENTER'S RIGHTS, THE COMPANY MUST RECEIVE YOUR PAYMENT DEMAND BY AUGUST 21, 1999, NOT FEWER THAN TWENTY DAYS AFTER THE DATE THE PROXY STATEMENT IS SENT. Failure to give notice to the Company of your intent to demand payment, will constitute a waiver of your dissenters' rights. Shareholders do not have dissenters' rights with respect to the matters set forth in Proposals 1 or 2.

         Within one hundred twenty (120) days after the effective date of the merger, Cubic or any shareholder who has complied with the above provisions and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty (60) days after the effective date of the merger, any shareholder shall have the right to withdraw the demand appraisal and to accept the terms offered upon the merger. Within one hundred twenty (120) days after the effective date of the merger, any shareholder who has complied with the above requirements, upon written request, shall be entitled to receive from Cubic a statement setting forth the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for such a statement is received by Cubic or within ten (10) days after expiration of the period for delivery of demands for appraisal set forth above, whichever is later.

         Upon filing any such petition by a shareholder, service of a copy thereof shall be made upon Cubic, which, within twenty (20) days after such service, shall file in the office of the court clerk of the district court in which the petition was filed a list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. If the petition shall be filed by Cubic, the petition shall be accompanied by the list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to Cubic and to the shareholders shown on the list. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in Oklahoma City, Oklahoma, or such publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by Cubic.

         At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of Section 18-1091 and who are entitled to appraisal rights. The court may require the dissenting shareholders who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the court may dismiss the proceedings as to such shareholder.

         After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the court shall take into account all relevant factors. In determining the rate of interest, the court may consider all relevant factors, including the rate of interest which Cubic would have to pay to borrow money during the pendency of the proceeding. Upon application by Cubic or by any shareholder entitled to participate in the proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by Cubic pursuant to Section 18-1091 and who has submitted stock certificates to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights.

         The court shall direct the payment of the fair value of the shares, together with interest, if any, by Cubic to the shareholders entitled to payment. Interest may be simple or compound, as the court may direct. Payment shall be made to each such shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to Cubic of the certificates representing such stock. The court's decree may be enforced as other decrees in the district court may be enforced, even though Cubic is domiciled in Texas.

         The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         From and after the effective date of the merger, no shareholder who has demanded appraisal rights shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger; provided, however, that if no petition for an appraisal shall be filed within the time provided, or if such shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective date of the merger or thereafter with the written approval of Cubic, then the right of such shareholder to an appraisal shall cease; provided, however, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just.

         The shares of Cubic into which the shares of such objecting shareholders would have been converted had they assented to the merger shall have the status of authorized and unissued shares of Cubic.

         THE FOREGOING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF DISSENTING SHAREHOLDERS, AND SUCH SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 18.1091 OF THE OKLAHOMA GENERAL CORPORATION ACT, WHICH IS REPRODUCED IN FULL AS APPENDIX 1 HERETO.

CERTAIN DIFFERENCES BETWEEN ARTICLES AND BYLAWS OF ROSELAND AND CUBIC

         Upon completion of the Reincorporation, the Cubic Articles of Incorporation and Bylaws will become the charter and bylaws of the surviving corporation. The Cubic Articles of Incorporation contain provisions relating to indemnification of directors and limitation of liability that reflect current Texas law, whereas the Company's Certificate of Incorporation contains somewhat different provisions relating to Oklahoma law. The main difference is that Cubic's bylaws contain mandatory indemnification provisions and Roseland's bylaws contain permissive provisions. To act without a meeting, the Company's Bylaws require the written consent of all of the directors or the holders of at least the minimum number of shares as would be required to approve the action at a meeting. In addition, as discussed above, the Company's certificate of incorporation contains a provision purporting to require the unanimous consent of shareholders to take action without a shareholder meeting. The Board of Directors and management of Roseland believe that this provision is not effective. However, under Oklahoma law, in the event Roseland were to have more than 1,000 shareholders of record, unanimous consent would be required unless the certificate of incorporation is amended to remove this requirement. Cubic's Bylaws also require the unanimous consent of the directors to act without a meeting of the Board of Directors, but in the case of action by the shareholders without a meeting, Cubic's Bylaws require only the written consent of the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted.

         Cubic's Articles of Incorporation are attached hereto as Appendix 2. Copies of the Company's or Cubic's Certificate of Incorporation and Bylaws are available for inspection by shareholders upon request to the Secretary of the Company or Cubic, as appropriate.

ABANDONMENT OR AMENDMENT OF THE REINCORPORATION

         The boards of directors of the Company and Cubic may terminate the merger by mutual consent, whether before or after approval of the Reincorporation by the Company's shareholders. In addition, the Company and Cubic may by written agreement amend, modify or supplement any provision of the Merger Agreement, provided that an amendment made subsequent to approval of the Reincorporation by the Company's shareholders may not, without the subsequent approval of the Company's shareholders,

     (a) alter or change the amount or kind of securities or rights to be received for or on conversion of all or any of the shares of capital stock of the Company or Cubic,

     (b) alter or change any material term of the Articles of Incorporation of Cubic, or

     (c) alter or change any of the terms and conditions of the Merger Agreement if such alteration or change would adversely affect the shareholders of the Company or Cubic.

         The only foreseeable event that the Company believes could cause the Company or Cubic to abandon the proposed Reincorporation would be the exercise by an unexpectedly large number of ROGI shareholders of dissenters' rights of appraisal. The Company is not aware of, and does not contemplate, any other circumstances that would cause the Company to abandon or amend the terms of the proposed Reincorporation.

REGULATORY REQUIREMENTS

         To its best knowledge, the Company is not required to comply with any federal or state regulatory requirements other than filing of Articles of Merger and a Certificate of Merger with the Oklahoma Secretary of State and the Texas Secretary of State, respectively, or to seek any federal or state regulatory approvals in connection with the Merger.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED REINCORPORATION AND THE MERGER.

     VOTE NECESSARY TO APPROVE PROPOSAL. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary for approval of Proposal 3. Therefore, abstentions and broker non-votes effectively count as votes against the proposal.

                             EXECUTIVE COMPENSATION

The total compensation for the three fiscal years ended June 30, 1998, for William Vandever, the Company's former Chief Executive Officer and Calvin Wallen III, the Company's current Chief Executive Officer is set forth below in the following Summary Compensation Table. No other person received cash compensation in excess of $100,000 during the fiscal year ended June 30, 1998.

                           SUMMARY COMPENSATION TABLE

                                            Fiscal     Annual     Other Annual
Name and Principal Position                  Year      Salary     Compensation
---------------------------                 ------     ------     ------------
William G. Vandever,                         1998      15,000               0
   Former President and CEO                  1997      40,500               0
                                             1996      72,000               0
Calvin Wallen III, President and CEO         1998*          0               0
                                             1997           0               0
                                             1996           0               0

-------------------------
* Mr. Wallen was elected CEO, President and Director in December 1997 and as of June 15, 1999, has not received any compensation from the Company for his services as Chief Executive Officer.

There were no options granted or exercised by any of the Company's directors or officers for the fiscal year ended June 30, 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In December 1997, the Company entered into a Stock Purchase Agreement (the "Agreement") with Calvin Wallen III or his designees, William Bruggeman and Ruth Bruggeman, and Diversified Dynamics Corporation (together, the "Buyers"). Pursuant to the Agreement, the Company issued (i) 7,000,000 shares of its common stock to Calvin Wallen III; (ii) 2,500,000 shares of common stock to Earthstock Resources, Inc., all of the shares of which are owned by Mr. Wallen; (iii) 2,500,000 shares of common stock to William Bruggeman and Ruth Bruggeman as joint tenants with rights of survivorship; and (iv) 500,000 shares of common stock to Diversified Dynamics, which is controlled by the Bruggemans, representing an aggregate of approximately 71.3% of the issued and outstanding shares of common stock of the Company, with the shares issued to Mr. Wallen and his affiliates representing approximately 54.2% of the issued and outstanding shares of common stock of the Registrant. In exchange for the issuance of the Shares, the Buyers conveyed to the Company the interests in certain oil and gas properties owned by the Buyers, as well as the Buyers' entire interest in any contracts, leases, records and insurance policies affecting such interests (the "Consideration"). The amount of the Consideration was the result of an agreed negotiation between the Buyers and the Company. Prior to the negotiation and execution of the Agreement, there were no material relationships between the Company or any affiliates, officers or directors of the Company, on the one hand, and any of the Buyers, or any affiliates, officers or directors of any of the Buyers, on the other hand.

         In connection with the Agreement, as of December 10, 1997, three directors and officers resigned from the Company. On such date, Calvin Wallen III and two others were appointed to serve as additional directors of the Company (together with William G. Vandever and Gene C. Howard, each of whom continued to serve as directors), and Calvin Wallen III was elected to serve as the Company's President, Vice President and Treasurer.

         In December 1997, the Company also entered into a contract with an affiliate controlled by Calvin A. Wallen III, the Company's President and Chief Executive Officer, to provide certain technical, administrative and management services needed to conduct its business. The terms of the contract provided for personnel to be contracted at current market rates in effect at the time the agreement was executed. In addition, the Company's offices are subleased from an affiliate controlled by Mr. Wallen through November 30, 1999. The monthly amount charged to the Company is based on actual costs of materials and man-hours of the affiliates that are used pursuant to the terms of the agreement. As of June 30, 1998, the Company had accumulated $196,628 in accounts payable due affiliates that includes the amounts owed for personnel and leasing of office space.

         On December 10, 1998, the Company entered into an agreement with Tauren Exploration Inc. ("Tauren") that provides for Tauren to drill on the Company's Section 11 in Palo Pinto County, Texas. The agreement grants Tauren a farm-out retaining a 7.5% overriding royalty interest. The agreement also grants the Company preferential rights in the event that Tauren, at some later date, decides to divest part or all of their interests in the drilled wells. Tauren is an affiliate of Calvin Wallen, III, an officer, director and majority shareholder of the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, based solely on a review of copies of the reports required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, that have been furnished to the Company and written representations that no other reports were required, during the year ended June 30, 1998 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.

                             ADDITIONAL INFORMATION

     PROXY SOLICITATION EXPENSES. The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person or by telephone or facsimile transmission by officers, directors and regular employees of the Company. The Company may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners.

     SHAREHOLDER PROPOSALS. Any shareholder of the Company who desires to present a proposal for consideration at next year's annual meeting of shareholders must deliver the proposal to the Company's principal executive offices no later than January 1, 2000, unless the Company notifies the shareholders otherwise. Only those proposals that are proper for shareholder action may be included in the Company's proxy statement. Written requests for inclusion should be addressed to Corporate Secretary, Roseland Oil and Gas, Inc., 1720 Northwest Highway, Suite 320, Garland, Texas 75041.

     SHAREHOLDER LIST. The Company will maintain at its corporate offices at Roseland Oil and Gas, Inc., 1720 Northwest Highway, Suite 320, Garland, Texas, a list of the shareholders entitled to vote at the annual meeting, and the list will be open for examination by any shareholder, for purposes germane to the meeting, during ordinary business hours for a period of 10 days prior the meeting. The list will also be available for examination at the meeting itself.

     ANNUAL REPORT ON FORM 10-KSB. A copy of the Company's Annual Report on Form 10-KSB, without exhibits, for the fiscal year ended June 30, 1998, is being provided to all shareholders with this Proxy Statement. In addition, the EDGAR version of the Company's Annual Report on Form 10-KSB (with exhibits) is available via the Internet at the World Wide Web site of the Securities and Exchange Commission (www.sec.gov).

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Calvin A. Wallen III

Calvin A. Wallen III
President and Chairman

Garland, Texas
July 16, 1999

                               LIST OF APPENDICES

Appendix 1 - Oklahoma General Corporation Act, Section 18-1091 - Dissenter's Rights

Appendix 2 - Articles of Incorporation of Cubic Energy, Inc., a Texas corporation

Appendix 3 -Agreement and Plan of Merger between Roseland Oil and Gas, Inc., an Oklahoma corporation, and Cubic Energy, Inc., a Texas corporation

                                   APPENDIX 1

                   OKLAHOMA GENERAL CORPORATION ACT Section 18-1091

                         APPRAISAL / DISSENTERS' RIGHTS

         A. Any shareholder of a corporation of this state who holds shares of stock on the date of the making of a demand pursuant to the provisions of subsection D of this section with respect to the shares, who continuously holds the shares through the effective date of the merger or consolidation, who has otherwise complied with the provisions of subsection D of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to the provisions of Section 1073 of this title shall be entitled to an appraisal by the district court of the fair value of the shares of stock under the circumstances described in subsections B and C of this section. As used in this section, the word "shareholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and "depository receipt" means an instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository. The provisions of this subsection shall be effective only with respect to mergers or consolidations consummated pursuant to an agreement of merger or consolidation entered into after November 1, 1988.

         B. 1. Except as otherwise provided for in this subsection, appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation, or of the acquired corporation in a share acquisition, to be effected pursuant to the provisions of Section 1081, other than a merger effected pursuant to subsection G of
Section 1081, and Sections 1082, 1086, 1087, 1090.1 or 1090.2 of this title.

            2. a. No appraisal rights under this section shall be available for the shares of any class or series of stock which stock, or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the agreement of merger or consolidation, were either:

                           (1) listed on a national securities exchange or
                  designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

                           (2) held of record by more than two thousand holders.

         No appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided in subsection G of Section 1081 of this title.

                  b. In addition, no appraisal rights shall be available for any shares of stock, or depository receipts in respect thereof, of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the shareholders of the surviving corporation as provided for in subsection F of Section 1081 of this title.

         3. Notwithstanding the provisions of paragraph 2 of this subsection, appraisal rights provided for in this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to the provisions of Sections 1081, 1082, 1086, 1087, 1090.1 or 1090.2 of this title to accept for the stock anything except:

                  a. shares of stock of the corporation surviving or resulting from the merger or consolidation or depository receipts thereof, or

                  b. shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than two thousand holders, or

                  c. cash in lieu of fractional shares or fractional depository receipts described in subparagraphs a and b of this paragraph, or

                  d. any combination of the shares of stock, depository receipts, and cash in lieu of the fractional shares or depository receipts described in subparagraphs a, b, and c of this paragraph.

         4. In the event all of the stock of a subsidiary Oklahoma corporation party to a merger effected pursuant to the provisions of Section 1083 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Oklahoma corporation.

         C. Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections D and E of this section, shall apply as nearly as is practicable.

         D. Appraisal rights shall be perfected as follows:

         1. If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of shareholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its shareholders entitled to appraisal rights that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in the notice a copy of this section. Each shareholder electing to demand the appraisal of the shares of the shareholder shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of the shares of the shareholder. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends thereby to demand the appraisal of the shares of the shareholder. A proxy or vote against the merger or consolidation shall not constitute such a demand. A shareholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of the merger or consolidation, the surviving or resulting corporation shall notify each shareholder of each constituent corporation who has complied with the provisions of this subsection and has not voted in favor of or consented to the merger or consolidation as of the date that the merger or consolidation has become effective; or

         2. If the merger or consolidation is approved pursuant to the provisions of Section 1073 or 1083 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten (10) days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all of the shares of the class or series of stock of the constituent corporation, and shall include in such notice a copy of this section; provided, if the notice is given on or after the effective date of the merger or consolidation, the notice shall be given by the surviving or resulting corporation to all the holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. The notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify the shareholders of the effective date of the merger or consolidation. Any shareholder entitled to appraisal rights may, within twenty (20) days after the date of mailing of the notice, demand in writing from the surviving or resulting corporation the appraisal of the holder's shares. The demand will be sufficient if it reasonably informs the corporation of the identity of the shareholder and that the shareholder intends to demand the appraisal of the holder's shares. If the notice does not notify shareholders of the effective date of the merger or consolidation either:

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

                  a. each constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of the constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation, or

                  b. the surviving or resulting corporation shall send a second notice to all holders on or within ten (10) days after the effective date of the merger or consolidation; provided, however, that if the second notice is sent more than twenty (20) days following the mailing of the first notice, the second notice need only be sent to each shareholder who is entitled to appraisal rights and who has demanded appraisal of the holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the shareholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given; provided, if the notice is given on or after the effective date of the merger or consolidation, the record date shall be the effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         E. Within one hundred twenty (120) days after the effective date of the merger or consolidation, the surviving or resulting corporation or any shareholder who has complied with the provisions of subsections A and D of this section and who is otherwise entitled to appraisal rights, may file a petition in district court demanding a determination of the value of the stock of all such shareholders; provided, however, at any time within sixty
(60) days after the effective date of the merger or consolidation, any shareholder shall have the right to withdraw the demand of the shareholder for appraisal and to accept the terms offered upon the merger or consolidation. Within one hundred twenty (120) days after the effective date of the merger or consolidation, any shareholder who has complied with the requirements of subsections A and D of this section, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. The written statement shall be mailed to the shareholder within ten (10) days after the shareholder's written request for a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal pursuant to the provisions of subsection D of this section, whichever is later.

         F. Upon the filing of any such petition by a shareholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which, within twenty (20) days after service, shall file, in the office of the court clerk of the district court in which the petition was filed, a duly verified list containing the names and addresses of all shareholders who have demanded payment for their shares and with whom agreements regarding the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such duly verified list. The court clerk, if so ordered by the court, shall give notice of the time and place fixed for the hearing on the petition by registered or certified mail to the surviving or resulting corporation and to the shareholders shown on the list at the addresses therein stated. Notice shall also be given by one or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Oklahoma City, Oklahoma, or other publication as the court deems advisable. The forms of the notices by mail and by publication shall be approved by the court, and the costs thereof shall be borne by the surviving or resulting corporation.

         G. At the hearing on the petition, the court shall determine the shareholders who have complied with the provisions of this section and who have become entitled to appraisal rights. The court may require the shareholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the court clerk for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with this direction, the court may dismiss the proceedings as to that shareholder.

         H. After determining the shareholders entitled to an appraisal, the court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining the fair value, the court shall take into account all relevant factors. In determining the fair rate of interest, the court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any shareholder entitled to participate in the appraisal proceeding, the court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the shareholder entitled to an appraisal. Any shareholder whose name appears on the list filed by the surviving or resulting corporation pursuant to the provisions of subsection F of this section and who has submitted the certificates of stock of the shareholder to the court clerk, if required, may participate fully in all proceedings until it is finally determined that the shareholder is not entitled to appraisal rights pursuant to the provisions of this section.

         I. The court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the shareholders entitled thereto. Interest may be simple or compound, as the court may direct. Payment shall be made to each shareholder, in the case of holders of uncertificated stock immediately, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing the stock. The court's decree may be enforced as other decrees in the district court may be enforced, whether the surviving or resulting corporation be a corporation of this state or of any other state.

         J. The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a shareholder, the court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

         K. From and after the effective date of the merger or consolidation, no shareholder who has demanded appraisal rights as provided for in subsection D of this section shall be entitled to vote the stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions payable to shareholders of record at a date which is prior to the effective date of the merger or consolidation; provided, however, that if no petition for an appraisal shall be filed within the time provided for in subsection E of this section, or if the shareholder shall deliver to the surviving or resulting corporation a written withdrawal of the shareholder's demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided for in subsection E of this section or thereafter with the written approval of the corporation, then the right of the shareholder to an appraisal shall cease; provided further, no appraisal proceeding in the district court shall be dismissed as to any shareholder without the approval of the court, and approval may be conditioned upon terms as the court deems just.

         L. The shares of the surviving or resulting corporation into which the shares of any objecting shareholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX 2

                 ARTICLES OF INCORPORATION OF CUBIC ENERGY, INC.

                                   ARTICLE ONE

         The name of the Corporation is Cubic Energy, Inc.

                                   ARTICLE TWO

         The period of duration of the Corporation is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The total number of shares of all classes of capital stock which the Corporation has authority to issue is sixty million (60,000,000), of which
(a) fifty million (50,000,000) shares are designated Common Stock, par value $.05 per share, and (b) ten million (10,000,000) shares are designated Preferred Stock, par value $.01 per share.

         The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

A.       Common Stock

         (1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (2) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

         (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

B.       Preferred Stock

         (4) Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the

Board of Directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                  (a)  The designation of such series;

                  (b)  The number of shares initially constituting such series;

                  (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series. The Board of Directors of the Corporation is hereby expressly empowered, subject to the limitations provided by law, to authorize the Corporation to pay share dividends on any class or series of capital stock of the Corporation (whether now or hereafter authorized) payable in shares of the same or any other class or series of capital stock of the Corporation (whether now or hereafter authorized) or any combination thereof;

                  (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

                  (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or part of the assets of the Corporation;

                  (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

                  (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

                  (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

                  (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

                  (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, are exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

                  (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

         (5) Except as otherwise required by law or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

                                  ARTICLE FIVE

         No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to, any right to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may he issued or sold by the Corporation.

                                   ARTICLE SIX

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00, consisting of money, labor done, or property actually received.

                                  ARTICLE SEVEN

         Cumulative voting for the election of directors is expressly denied and prohibited.

                                  ARTICLE EIGHT

         The Corporation has power and authority to indemnify any person to the fullest extent permitted by law.

                                  ARTICLE NINE

         Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Nine shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these articles of incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

         Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

         Except as otherwise provided in this Article Nine or as otherwise required by the Texas Business Corporation Act or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on, and voted for or against, that matter at a meeting of shareholders at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

         Nothing contained in this Article Nine is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these articles of incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.

                                   ARTICLE TEN

         The street address of the initial registered office of the Corporation is 1720 Northwest Highway, Suite 320, Garland, Texas 75041, and the name of its initial registered agent at such address is Calvin A. Wallen III.

                                 ARTICLE ELEVEN

         The number of directors constituting the initial Board of Directors is four (4) and the names and addresses of each person who is to serve as director until the first annual meeting of shareholders and until such director's successor is elected and qualified or, if earlier, until such director's death, resignation, or removal as director, are as follows:

NAME                                        ADDRESS

Calvin A. Wallen III                        1720 Northwest Highway
                                            Suite 320
                                            Garland, Texas 75041

Jon S. Ross                                 1720 Northwest Highway
                                            Suite 320
                                            Garland, Texas 75041

Gene C. Howard                              1720 Northwest Highway
                                            Suite 320
                                            Garland, Texas 75041

William Bruggeman                           1720 Northwest Highway
                                            Suite 320
                                            Garland, Texas 75041

                                 ARTICLE TWELVE

         To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director.

         Any repeal or amendment of this Article Twelve by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Twelve, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act.

                                ARTICLE THIRTEEN

         Any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                                ARTICLE FOURTEEN

         The name and address of the incorporator are as follows:

NAME                                     ADDRESS

David A. Wood                       Wood, Exall & Bonnet, L.L.P.
                                    714 Jackson Street, Suite 300
                                    Dallas, Texas 75202

IN WITNESS WHEREOF, I have hereunto set my hand this ___th day of August, 1999.

------------------------------
David A. Wood, Incorporator

                                   APPENDIX 3
                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into as of August __, 1999, by and among Cubic Energy, Inc., a Texas corporation ("Cubic"), and Roseland Oil and Gas, Inc., an Oklahoma corporation ("Roseland").

         A. Roseland desires to merge with and into Cubic, and Cubic desires to merge with Roseland (the "Merger").

         B. The terms and conditions of Merger, the mode of carrying the Merger into effect, the manner and basis of canceling the shares of $.05 par value common stock of Roseland ("Roseland Common Stock"), the issuance of the shares of $.05 par value common stock of Cubic ("Cubic Common Stock"), and such other terms and provisions as the parties desire to be stated in this Agreement are set forth below.

         C. The current shareholders of Roseland shall be the only shareholders of Cubic immediately upon the completion of the Merger, and each such shareholder shall own the same percentage of Cubic Common Stock as such shareholder owned of Roseland Common Stock prior to the Merger.

         D. The Boards of Directors of Roseland and Cubic deem the Merger to be desirable and in the best interests of their respective corporations and shareholders, and a majority of the shareholders of each of Roseland and Cubic have approved the Merger.

         THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

                             ARTICLE I -- THE MERGER

         1.1 Merger. At the Effective Time (as defined in Section 1.2), Roseland shall be merged with and into Cubic, the separate existence of Roseland shall cease, and Cubic, as the surviving corporation (the "Surviving Corporation"), shall continue to exist by virtue of and shall be governed by the laws of the State of Texas, and the name of the Surviving Corporation shall be "Cubic Energy, Inc."

         1.2 Effective Time of Merger. The Articles of Merger (the "Articles of Merger") setting forth the information required by, and otherwise in compliance with, the Texas Business Corporation Act with respect to the Merger, shall be delivered for filing with the Secretary of State of the State of Texas. The Certificate of Merger (the "Oklahoma Certificate") setting forth the information required by, and otherwise in compliance with, the Oklahoma General Corporation Act with respect to the Merger, shall be delivered for filing with the Secretary of State of the State of Oklahoma. The Merger shall become effective on the day and at the time the Secretary of State of the State of Texas files such Articles of Merger (the time of such effectiveness is herein called the "Effective Time") and upon the filing with the Secretary of State of the State of Oklahoma of the Oklahoma Certificate. Notwithstanding the foregoing, either Roseland or Cubic, by action of its Board of Directors, may terminate this Agreement at any time prior to the earlier of (i) the filing of the Articles of Merger with the Secretary of State of the State of Texas or (ii) the filing of the Oklahoma Certificate with the Oklahoma Secretary of State.

         1.3 Effects of Merger. At the Effective Time, Cubic, without further action, as provided by the laws of the State of Oklahoma and the laws of the State of Texas, shall succeed to and possess all of the rights, privileges, powers, and franchises, of a public as well as of a private nature, of Roseland; and all property, real, personal and mixed, and all debts due on whatsoever account, including subscriptions to shares, and all and every other interest, of or belonging to or due to Roseland shall be deemed to be vested in Cubic without further act or deed; and the title to any real estate, or any interest therein, vested in Cubic or Roseland shall not revert or be in any way impaired by reason of the Merger. Such transfer to and vesting in Cubic shall be deemed to occur by operation of law, and no consent or approval of any other person shall be required in connection with any such transfer or vesting unless such consent or approval is specifically required in the event of merger or consolidation by law or express provision in any contract, agreement, decree, order, or other instrument to which Cubic or Roseland is a party or by which either of them is bound. Cubic shall thenceforth be responsible and liable for all debts, liabilities, and duties of Roseland which may be enforced against Cubic to the same extent as if said debts, liabilities, and duties had been incurred or contracted by it. Neither the rights of creditors nor any liens upon the property of Roseland and Cubic shall be impaired by the Merger.

         1.4 Articles of Incorporation. The Articles of Incorporation of Cubic before the merger shall be and remain the Articles of Incorporation of Cubic after the Effective Time, until the same shall thereafter be altered, amended, or repealed in accordance with law and Cubic's Articles of Incorporation.

         1.5 Bylaws. The Bylaws of Cubic as in effect at the Effective Time shall be and remain the Bylaws of Cubic, as the Surviving Corporation, until the same shall be altered, amended, or repealed in accordance with law, Cubic's Articles of Incorporation, or such Bylaws.

                    ARTICLE II -- EFFECT ON OUTSTANDING STOCK

         2.1 Cubic Common Stock. At the Effective Time, all of the shares of Cubic Common Stock that were outstanding immediately before the Effective
Time shall, without any action on the part of the holder thereof, be canceled.

         2.2 Roseland Common Stock. At the Effective Time, each outstanding share of Roseland Common Stock shall, without any action on the part of the holders thereof, be deemed converted into and represent the same number of shares of Cubic Common Stock as each holder of Roseland Common Stock owned prior to the Merger.

         2.3 Surrender of Certificates of Roseland Common Stock. At the Effective Time, the certificate(s) representing Roseland Common Stock shall be deemed for all purposes to evidence shares of Cubic Common Stock.

                      ARTICLE III -- OFFICERS AND DIRECTORS

         3.1 Directors. At the Effective Time, each of the persons who was serving as a director of Cubic immediately prior to the Effective Time shall continue to be a director of Cubic, and shall serve in such capacity until the next annual meeting of shareholders of Cubic and until his successor is duly elected and qualified or, if earlier, until his death, resignation, or removal from office.

         3.2 Officers. At the Effective Time, each of the persons who was serving as an officer of Cubic immediately prior to the Effective Time shall continue to be an officer of Cubic and shall continue to serve in such capacity at the direction of the Board of Directors of Cubic or, if earlier, until their respective death or resignation.

                           ARTICLE IV -- MISCELLANEOUS

         4.1 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.2 Amendment. To the extent permitted by law, this Agreement may be amended or supplemented at any time and in any respect, to the extent such amendment or supplement relates to the Merger, by action taken by the Boards of Directors of Roseland and Cubic, if prior to the Effective Time, or by the Board of Directors of Cubic, if on or after the Effective Time.

         4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas with respect to all matters, except to the extent the laws of the State of Oklahoma apply to matters of corporate governance relating to Roseland.

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

         4.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         4.5 Service of Process. In accordance with Section 1082(D) of the Oklahoma General Corporation Act, Cubic agrees that it may be served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of Roseland, as well as for enforcement of any obligation of Cubic arising from the merger or consolidation, including any suit or other proceeding to enforce the right of any shareholders as determined in appraisal proceedings pursuant to the provisions of Section 1091 of the Oklahoma General Corporation Act, and Cubic irrevocably appoints the Secretary of State as Cubic's agent to accept service of process in any suit or other proceedings and specifies 1720 Northwest Highway, Suite 320, Garland, Texas 75041 as the address to which a copy of process shall be mailed by the Oklahoma Secretary of State.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

CUBIC ENERGY, INC.,
a Texas corporation


By: -------------------------------
    Calvin A. Wallen III, President


ROSELAND OIL AND GAS, INC.,
an Oklahoma corporation


By: -------------------------------
    Calvin A. Wallen III, President

The undersigned secretary of Roseland Oil and Gas, Inc. hereby certifies that a majority of the outstanding stock of Roseland entitled to vote thereon has been voted for the adoption of this Agreement and the Merger.

ROSELAND OIL AND GAS, INC.,
an Oklahoma corporation


By: -------------------------------
         Jon S. Ross, Secretary

                                     [FRONT]

                           ROSELAND OIL AND GAS, INC.
                                      PROXY

       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 16, 1999
                  AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF ROSELAND OIL AND GAS, INC.

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Roseland Oil And Gas, Inc. (the "Company") to be held on August 16, 1999 and the related Proxy Statement; (b) appoints Calvin
A. Wallen III and Jon S. Ross, or either of them, as Proxies, each with the power to appoint a substitute; (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of the Company's common stock, par value $.05 per share (the "Common Stock"), held of record by the undersigned on July 30, 1999 at such Annual Meeting and any adjournments or postponements thereof; and (d) revokes any proxies previously given.

                         (TO BE SIGNED ON REVERSE SIDE)

                                    [REVERSE]

1. Election of three directors

   Nominees: Calvin A. Wallen III, Gene Howard, Jon S. Ross and William
   Bruggeman

              [ ] FOR all nominees              [ ] AGAINST all nominees

   To vote for fewer than all nominees, print the names of the nominees you wish to vote FOR in the following space:

2. Ratification of the selection of Weaver & Tidwell LLP as the Company's independent auditors for the fiscal year ending June 30, 1999.

             [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

3. Approval of the reincorporation of the Company as a Texas corporation and a related Agreement and Plan of Merger pursuant to which the Company will be merged into a wholly-owned Texas subsidiary, Cubic Energy, Inc. ("Cubic").

             [ ] FOR          [ ] AGAINST       [ ] ABSTAIN

4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, FOR
RATIFICATION OF THE INDEPENDENT AUDITORS, AND FOR APPROVAL OF THE
REINCORPORATION.

Please sign, date and return this proxy as promptly as possible in the envelope provided.

Dated:    _____________________, 1999

               -------------------------------------------------
                         Signature(s) of Shareholder(s)

                EACH JOINT OWNER SHOULD SIGN. SIGNATURES SHOULD CORRESPOND WITH THE NAMES PRINTED ON THIS PROXY. ATTORNEYS, EXECUTORS, ADMINISTRATORS, GUARDIANS, TRUSTEES, CORPORATE OFFICERS OR OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD GIVE FULL TITLE.